                                                                  EXECUTION COPY

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                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                              CLARKE AMERICAN CORP.

                         and certain of its Subsidiaries

                                   in favor of

                      BEAR STEARNS CORPORATE LENDING INC.,

                             as Administrative Agent

                          Dated as of December 15, 2005

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                                TABLE OF CONTENTS

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SCHEDULES

Schedule 1   Notice Addresses
Schedule 2   Investment Property
Schedule 3   Perfection Matters
Schedule 4   Exact Legal Name, Jurisdictions of Organization and Chief Executive
             Offices
Schedule 5   Inventory and Equipment Locations
Schedule 6   Intellectual Property
Schedule 7   Material Contracts
Schedule 8   Letters of Credit
Schedule 9   Commercial Tort Claims

EXHIBITS

Exhibit A   Acknowledgement and Consent
Exhibit B   Assumption Agreement

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                       GUARANTEE AND COLLATERAL AGREEMENT

          GUARANTEE AND COLLATERAL AGREEMENT (this "Agreement"), dated as of
December 15, 2005, made by EACH OF THE SIGNATORIES HERETO (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of BEAR STEARNS CORPORATE LENDING INC., as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit
Agreement, dated as of December 15, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CLARKE AMERICAN
CORP., a Delaware limited liability company (the "Borrower"), the Lenders, the
Syndication Agent party thereto, the Co-Documentation Agents party thereto and the Administrative Agent, and the other Secured Parties (as defined in the
Credit Agreement).

                                   WITNESSETH:

          WHEREAS, the Borrower has requested that the Lenders extend credit under the Credit Agreement in order to finance, in part, the Acquisition and to pay related fees, expenses and premiums and for other general corporate purposes of the Borrower and its Subsidiaries;

          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

          WHEREAS, the proceeds of the extensions of credit under the Credit
Agreement and the proceeds under the Specified Swap Agreements will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and the providing of financial accommodation under the Specified Swap Agreements; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit
Agreement and of the Qualified Counterparties to provide financial accommodation under the Specified Swap Agreements that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor hereby agrees with the
Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the
Credit Agreement and used herein shall have the meanings given to them in the
Credit Agreement, and

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the following terms are used herein as defined in the New York UCC: Accounts,
Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account,
Control, Documents, Electronic Chattel Paper, Equipment, Farm Products, General
Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Securities
Account, Securities Entitlement, Supporting Obligations and Tangible Chattel
Paper.

     (b) The following terms shall have the following meanings:

          "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Article 9 Collateral": Collateral in which a Lien can be created under Article 9 of the UCC of any jurisdiction and can be perfected by the filing of a financing statement in accordance with Article 9 of the UCC of any jurisdiction.

          "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit
Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy or reorganization relating to the
Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Credit
Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any
Specified Cash Management Agreement, any Specified Swap Agreement or any
amendment, waiver or modification hereof or thereof, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "Collateral": as defined in Section 3.

          "Collateral Account": any collateral account established by the
Administrative Agent as provided in Section 6.1 or 6.4.

          "Copyrights": (i) all copyrights arising under the laws of the United
States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United
States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "Copyright Licenses": any agreement, whether written or oral, naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright.

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          "Deposit Account": as defined in the UCC of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

          "Excluded Accounts" : as defined in Section 5.8(b).

          "Foreign Subsidiary Voting Stock": the voting Capital Stock of any
Excluded Foreign Subsidiary.

          "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable and documented fees and disbursements of counsel that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan
Document).

          "Guarantors": the collective reference to each Grantor other than the
Borrower.

          "Holdings" : CA Acquisition Holdings, Inc., a Delaware corporation.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the
Patent Licenses, the Trademarks and the Trademark Licenses, proprietary technology, proprietary know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intercompany Note": any promissory note evidencing loans made by any
Grantor to the Borrower or any of its Subsidiaries.

          "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC
(other than any Foreign Subsidiary Voting Stock excluded from the definition of
"Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

          "Issuers": the collective reference to each issuer of any Investment
Property.

          "Material Contracts": the contracts and agreements listed in Schedule
7, as the same may be amended, supplemented, replaced or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any
Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate, and to perform and compel performance of, such Material Contracts and to exercise all remedies thereunder.

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          "New York UCC": the UCC as from time to time in effect in the State of
New York.

          "Obligations": (i) in the case of the Borrower, the Borrower
Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in
Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in
Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

          "Pledged LLC Interests": in each case, whether now existing or hereafter acquired, all of a Grantor's right, title and interest in and to:

          (i) any Issuer that is a limited liability company, but not any of such Grantor's obligations from time to time as a holder of interests in any such Issuer (unless the Administrative Agent or its designee, on behalf of the
Administrative Agent, shall elect to become a holder of interests in any such
Issuer in connection with its exercise of remedies pursuant to the terms hereof);

          (ii) any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a holder of interests in any such Issuer or otherwise in respect of such Grantor's interest as a holder of interests in any such Issuer;

          (iii) any other property of any such Issuer to which such Grantor now or in the future may be entitled in respect of its interests in any such Issuer by way of distribution, return of capital or otherwise; and

          (iv) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

          "Pledged Notes": all promissory notes listed on Schedule 2, all
Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

          "Pledged Partnership Interests": in each case, whether now existing or hereafter acquired, all of a Grantor's right, title and interest in and to:

          (i) any Issuer that is a partnership, but not any of such Grantor's obligations from time to time as a general or limited partner, as the case may be, in any such Issuer (unless

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the Administrative Agent or its designee, on behalf of the Administrative Agent, shall elect to become a general or limited partner, as the case may be, in any such Issuer in connection with its exercise of remedies pursuant to the terms hereof);

          (ii) any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a general partner or limited partner, as the case may be, in any such Issuer or otherwise in respect of such Grantor's interest as a general partner or limited partner, as the case may be, in any such Issuer;

          (iii) any other property of any such Issuer to which such Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such Issuer by way of distribution, return of capital or otherwise; and

          (iv) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

          "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect, including, in any event, the Pledged LLC Interests and the Pledged
Partnership Interests; provided, that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Excluded Foreign
Subsidiary be required to be pledged hereunder.

          "Proceeds": all "proceeds" as such term is defined in Section
9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

          "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or
Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "Securities Act": the Securities Act of 1933, as amended.

          "Trademarks": (i) all trademarks, trade names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United
States Patent and Trademark Office or in any similar office or agency of the
United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

          "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

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          "UCC": the New York UCC or, when the context implies, the Uniform
Commercial Code as in effect from time to time in any other applicable jurisdiction.

          "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by the certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

     1.2 Other Definitional Provisions. (a) The words "hereof," "herein",
"hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's
Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

          2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative
Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Agent or any Secured Party hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Full Satisfaction of all Payment Obligations, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Agent or any
Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify,

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reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such
Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

     2.2 Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:

          (a) If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan made to the Borrower or a Letter of Credit issued for account of the Borrower, the Borrower shall not be entitled (A) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (B) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other
Grantor or its property.

          (b) If such payment is made by a Guarantor or from its property, such
Guarantor shall be entitled, subject to and upon the Full Satisfaction of all
Payment Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all
Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.

          (c) If and whenever (after the Full Satisfaction of all Payment
Obligations) any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.2(a) and 2.2(b), such
Grantor shall be entitled, subject to and upon the Full Satisfaction of all
Payment Obligations, to be subrogated (equally and ratably with all other
Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by the
Administrative Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Administrative Agent nor any other
Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation.
If subrogation is demanded by any Grantor, then (after payment in full of the
Obligations) the Administrative Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever
Collateral may then exist that was not previously released or disposed of by the
Administrative Agent.

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          (d) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until the Full Satisfaction of all
Payment Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

          (e) The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

          Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other
Grantor, but (i) the exercise and enforcement of such rights shall be subject to
Section 2.2(d) and (ii) neither the Administrative Agent nor any other Secured
Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).

          2.3 Amendments, etc. with respect to the Borrower Obligations. Each
Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower
Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Secured Party) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any
Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by

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it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

          2.4 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the
Borrower Obligations and notice of or proof of reliance by any Agent or any
Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the
Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (1) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the
Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (2) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (3)
any other circumstance whatsoever (with or without notice to or knowledge of the
Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower
Obligations, or of such Guarantor under the guarantee contained in this Section
2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any
Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the
Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the
Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any
Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.5 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any
Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any
Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

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          2.6 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in
Dollars in immediately available funds at the Funding Office specified in the
Credit Agreement.

                      SECTION 3. GRANT OF SECURITY INTEREST

          Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the
Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest
(collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

     (a) all Accounts;

     (b) all Chattel Paper;

     (c) all Commercial Tort Claims;

     (d) all Deposit Accounts;

     (e) all Documents (other than title documents with respect to Vehicles);

     (f) all Equipment;

     (g) all General Intangibles;

     (h) all Instruments;

     (i) all Intellectual Property;

     (j) all Inventory;

     (k) all Investment Property;

     (l) all Letter-of-Credit Rights;

     (m) all Vehicles and title documents with respect to Vehicles;

     (n) all other property not otherwise described above;

     (o) all books and records pertaining to the Collateral; and

     (p) to the extent not otherwise included, all Proceeds, Supporting
Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

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provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in (1) any property to the extent that such grant of a security interest (i) is prohibited by any Requirement of Law of a Governmental Authority
or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, or (ii) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document or in the case of any Investment Property, Pledged Stock or Pledged Note, any
applicable shareholder or similar agreement, or (iii) constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor under any contract, license, agreement, instrument or other document (including, to the extent applicable, any trademark applications filed in the United States Patent and Trademark Office on the basis of any
Grantor's "intent-to-use" such trademark), except to the extent that (x) such
Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, or (y) any such prohibition, default or other term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or
9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity, and provided that the security interest created hereby shall attach immediately to any portion of such property that does not result in any of the consequences specified above, or (2) more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Excluded Foreign Subsidiary.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

          Each Grantor hereby represents and warrants to the Administrative
Agent and each other Secured Party that:

     4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct (except to the extent that such representations and warranties relate to a particular date, in which case such representations and warranties shall be true and correct in all material respects on and as of such date), and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's or Holdings' knowledge shall, for the purposes of this Section 4.l, be deemed to be a reference to such Guarantor's knowledge.

     4.2 Title; No Other Liens. Except for the security interest granted to the
Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral (other than any Pledged Stock) by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens. No financing statement or other public notice with respect to all or any part of the Collateral which is effective to create an enforceable Lien thereon is on file or of record in any public office, except such as have been filed in favor of the Administrative
Agent, for the ratable benefit of the Secured Parties pursuant to this Agreement or as are permitted by the Credit Agreement, or financing statements for which proper termination statements will be delivered to

                                                                              11

the Administrative Agent on or prior to the Closing Date. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to any other Grantor or third parties to use
Intellectual Property owned or developed by such Grantor. For purposes of this
Agreement and the other Loan Documents, such licensing activity shall not constitute a "Lien" on such Intellectual Property. Each of the Administrative
Agent and each other Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, Lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual
Property pursuant hereto.

     4.3 Perfected First Priority Liens. Upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the
Administrative Agent in completed and duly executed form to the extent required hereunder), the security interests granted pursuant to this Agreement will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and are prior to all other Liens on the Collateral in existence on the date hereof, except for (i)
unrecorded Liens permitted by the Credit Agreement which have priority over the
Liens on the Collateral by operation of law, (ii) with respect to the Pledged
Stock, the Lien created by this Agreement, and (iii) with respect to Collateral other than the Pledged Stock, any Permitted Liens.

     4.4 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's exact legal name, jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4.

     4.5 Inventory and Equipment. On the date hereof, the Inventory and the
Equipment (other than mobile goods) in excess of $1,000,000 in the aggregate and the books and records pertaining to the Collateral are kept at the locations listed on Schedule 5.

     4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     4.7 Investment Property. (a) Schedule 2 describes any Investment Property in excess of $500,000 in which any Grantor has an interest on the date hereof.

     (b) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital
Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary
Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

     (c) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (d) To the knowledge of the applicable Grantor, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in

                                                                              12

accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder and, with respect to any Investment Property consisting of Pledged Equity, free of any and all Liens or options in favor of, or claims of, any other Person, except the
Lien created by this Agreement.

     (f) The Pledged LLC Interests and/or Pledged Partnership Interests, as
applicable, owned by such Grantor (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) are not "investment company securities"
(as defined in Section 8-103(b) of the UCC) and (iii) do not provide, in the related operating or partnership agreement, as applicable, certificates, if any, representing such Pledged LLC Interests or Pledged Partnership Interests, as
applicable, or otherwise, that they are securities governed by the UCC of any jurisdiction.

     4.8 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable in excess of $500,000 individually is evidenced by any Instrument or Chattel Paper which has not been delivered to the
Administrative Agent within ten (10) Business Days of execution thereof.

     (b) None of the obligors on any Receivables in excess of $5,000,000 in the aggregate is a Governmental Authority.

     (c) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

     4.9 Material Contracts.

     (a) Schedule 7 lists each contract to which any Grantor is a party that accounts for 10% or more of the total annual revenues of the Grantors taken as a whole. Other than as indicated on Schedule 7, on the date hereof no Material
Contract prohibits assignment or requires or purports to require consent of any party (other than such Grantor) to any Material Contract in connection with the execution, delivery and performance of this Agreement including, without limitation, the exercise of remedies by the Administrative Agent with respect to such Material Contract.

     (b) Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (c) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Material Contracts is in default in the performance or observance of any of

                                                                              13

the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (d) The right, title and interest of such Grantor in, to and under the
Material Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material
Adverse Effect.

     (e) Such Grantor has made available to the Administrative Agent for review a complete and correct copy of each Material Contract, including all amendments, supplements and other modifications thereto.

     (f) No amount payable to such Grantor under or in connection with any
Material Contract is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Administrative Agent or constitutes Electronic
Chattel Paper that is not under the Control of the Administrative Agent.

     (g) None of the parties to any Material Contract is a Governmental
Authority.

     4.10 Intellectual Property. (a) Schedule 6 lists all registrations and applications for Intellectual Property owned by such Grantor in its own name on the date hereof and all material Copyright Licenses, Patent Licenses and
Trademark Licenses to which such Grantor is a party on the date hereof.

     (b) To the knowledge of such Grantor, on the date hereof, all Copyrights,
Patents and Trademarks that are material to the business of such Grantor and that are owned by such Grantor in its own name are valid, subsisting and unexpired, are enforceable by and in the name of such Grantor, have not been abandoned other than in the ordinary course of business and, to the best of such
Grantor's knowledge, do not infringe the intellectual property rights of any other Person.

     (c) Except as set forth in Schedule 6, on the date hereof none of the material Intellectual Property owned by such Grantor in its own name is the subject of any material written licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

     (d) No final holding, decision or judgment has been rendered against such
Grantor by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any material Intellectual Property in any respect that would reasonably be expected to have a Material Adverse Effect.

     (e) No action or proceeding is pending, or, to the knowledge of such
Grantor, threatened against such Grantor on the date hereof (i) seeking to limit, cancel or challenge the validity of any Intellectual Property that is material to the business of such Grantor and owned or used by such Grantor in its own name or Grantor's ownership interest therein, and (ii) which would reasonably be expected to have a material adverse effect on the value of any material Intellectual Property owned by such Grantor in its own name.

     4.11 Letter of Credit Rights. As of the date hereof, such Grantor is not a beneficiary or assignee under any letter of credit other than the letters of credit described on Schedule 8.

                                                                              14

     4.12 Commercial Tort Claims. As of the date hereof, such Grantor has no
Commercial Tort Claims other than those described on Schedule 9.

                              SECTION 5. COVENANTS

          Each Grantor covenants and agrees that, from and after the date of this Agreement until the Full Satisfaction of all Payment Obligations:

     5.1 Covenants in Credit Agreement. Each Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

     5.2 Delivery of Instruments, Certificated Securities and Chattel Paper. In
addition to and not in limitation of the requirements of Section 5.8, if any amount in excess of $500,000 individually payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument,
Certificated Security (other than any equity interests) or Chattel Paper, such
Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this
Agreement; provided, that so long as no Event of Default shall have occurred and be continuing, each Grantor may retain for collection in the ordinary course of business any Instrument, Certificated Security (other than any equity interests)
or Chattel Paper received by such Grantor in the ordinary course of business, and the Administrative Agent shall, promptly upon request of a Grantor, make appropriate arrangements for making any other Instrument, Certificated Security
(other than any equity interests) or Chattel Paper pledged by a Grantor available to such Grantor for purposes of presentation, collection or renewal.

     5.3 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the
Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative
Agent and (ii) insuring such Grantor, the Administrative Agent and the other
Secured Parties against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the other Secured Parties.

     (b) All such insurance (other than insurance covering Vehicles) shall (i)
provide that no cancellation, material reduction in amount or material change in coverage shall be effective until at least 30 days after receipt by the
Administrative Agent of written notice thereof, (ii) name the Administrative
Agent as insured party or loss payee, (iii) if reasonably requested by the
Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

     5.4 Payment of Obligations. Except as would not reasonably be expected to have a Material Adverse Effect, such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good

                                                                              15

faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor.

     5.5 Maintenance of Perfected Security Interest; Further Documentation. (a)
Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest to the extent required by this Agreement having at least the priority described in Section 4.3 and, subject to (i) with respect to the Pledged Stock, the Lien created by this Agreement, (ii) with respect to
Collateral other than the Pledged Stock, other Permitted Liens, and (iii) the rights of such Grantor under the Loan Documents to dispose of the Collateral, shall defend such security interest against the claims and demands of all
Persons whomsoever.

     (b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the
Administrative Agent may reasonably request, all in reasonable detail.

     (c) At any time and from time to time, upon the written request of the
Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative
Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of
Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative
Agent to obtain "control" (within the meaning of the applicable UCC) with respect thereto.

     5.6 Changes in Locations, Name, etc. Such Grantor will not, except upon 30 days' prior written notice to the Administrative Agent (or such lesser period of time as may be agreed to by the Administrative Agent) and delivery to the
Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment in excess of $1,000,000 in the aggregate shall be kept:

          (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4; or

          (ii) change its name, identity or organizational structure.

     5.7 Notices. Such Grantor will advise the Administrative Agent and the other Secured Parties promptly, in reasonable detail, of:

     (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

                                                                              16

     (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     5.8 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital
Stock of any Issuer or any other Certificated Security representing equity in any company, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, or any other Certificated Security representing equity in any company, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the
Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment
Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made upon or in respect of the Investment Property or any property shall be distributed upon or in respect of the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the
Obligations.

     (b) Such Grantor agrees that with respect to any Investment Property consisting of Securities Accounts or Securities Entitlements in excess of
$500,000 individually or $1,000,000 in the aggregate, it shall cause the securities intermediary maintaining such Securities Account or Securities
Entitlement to enter into an agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which it shall agree to comply with the Administrative Agent's "entitlement orders" without further consent by such Grantor and shall establish that the Administrative Agent shall have "control" (within the meaning of Section 9-106 of the UCC) over such
Securities Accounts or Securities Entitlements. With respect to any Investment
Property that is a Deposit Account, it shall cause the depositary institution maintaining such account to enter into an agreement, in form and substance satisfactory to the Administrative Agent, pursuant to which the depositary institution shall agree to comply with the Administrative Agent's instructions without further consent by such Grantor and shall establish that the
Administrative Agent shall have "control" (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Such Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts,
Securities Entitlements or Deposit Accounts that exist on the Closing Date, as of or prior to the Closing Date, and (ii) any Securities

                                                                              17

Accounts, Securities Entitlements, Deposit Accounts or Commodity Accounts that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts, Deposit Accounts or
Commodity Accounts. The terms of this subsection (b) shall not apply to accounts specifically and exclusively used for trust accounts or for other accounts so long as the balance of all such other accounts does not exceed, at any given time, $1,000,000 (collectively, "Excluded Accounts").

     (c) Without the prior written consent of the Administrative Agent, such
Grantor will not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof
(except pursuant to a transaction expressly permitted by the Credit Agreement),
(ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

     (d) In the case of each Grantor which is an Issuer, such Issuer agrees that
(i) it will be bound by the terms of this Agreement relating to the Investment
Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Investment Property issued by it and (iii) the terms of Sections
6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the
Investment Property issued by it.

     (e) Such Grantor covenants and agrees that, without the prior express written consent of the Administrative Agent, it will not agree to any election by any limited liability company or partnership, as applicable, to treat the
Pledged LLC Interests or Pledged Partnership Interests, as applicable, as securities governed by the UCC of any jurisdiction and in any event will promptly notify the Administrative Agent in writing if the representation set forth in Section 4.7(f) becomes untrue for any reason and, in such event, take such action as the Administrative Agent may request in order to establish the
Administrative Agent's "control" (within the meaning of Section 8-106 of the
UCC) over such Pledged LLC Interests or Pledged Partnership Interests, as
applicable. Such Grantor shall not consent to any amendment to any related operating or partnership agreement, as applicable, that would render the representation in Section 4.7(f) to no longer be true and correct.

     5.9 Receivables. (a) Other than in the ordinary course of business consistent with its past practice and except as would not reasonably be expected to have a Material Adverse Effect, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any
Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                                                                              18

     (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Receivables of such Grantors.

     5.10 Intellectual Property. (a) Such Grantor will (i) continue to use each material Trademark on each and every trademark class of goods on which it currently uses such Trademark in the ordinary course of business in order to maintain such Trademark free from any claim of abandonment for non-use (unless such Grantor determines that it is not commercially reasonable to do so), (ii)
maintain the quality of products and services offered under such Trademark sufficient to maintain the goodwill of the business, (iii) use such Trademark with notices and legends required by applicable Requirements of Law, (iv) not intentionally adopt or use any mark which is confusingly similar to such
Trademark unless, in the case of United States Intellectual Property, the
Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not knowingly (nor knowingly permit any licensee or sublicensee thereof
to) do any act or omit to do any commercially reasonably act whereby any material Trademark is likely to become invalidated or impaired in any way.

     (b) Such Grantor will not knowingly (nor knowingly permit any licensee or sublicense thereof to) do any act, or omit to do any act, whereby any material
Patent may become forfeited, abandoned or dedicated to the public.

     (c) Such Grantor will not knowingly (nor knowingly permit any licensee or sublicense thereof to) do any act that uses any material Intellectual Property owned by such Grantor in its own name to infringe the intellectual property rights of any other Person.

     (d) Such Grantor will promptly notify the Administrative Agent if it knows, or has a reasonable basis for knowing, that any application or registration relating to any material Intellectual Property owned or used by such Grantor in its own name is likely to become forfeited, abandoned or dedicated to the public, or of any final adverse determination (including the institution of, or any such determination in, any proceeding in the United States Patent and
Trademark Office or the United States Copyright Office but excluding any non-final office actions received from the United States Patent and Trademark
Office in the ordinary course of business or equivalent notifications from the
United States Copyright Office) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property owned or used by such Grantor in its own name, or such Grantor's right to register the same or to own and maintain the same.

     (e) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Intellectual Property with the United States Patent and Trademark
Office or the United States Copyright Office, such Grantor shall report such filing to the Administrative Agent within 15 Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the
Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative
Agent may reasonably request to evidence the Secured Parties' security interest in any United States Copyright, Patent or

                                                                              19

Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

     (f) Such Grantor will take all commercially reasonable steps, including, without limitation, in any proceeding before the United States Patent and
Trademark Office, the United States Copyright Office, to maintain and pursue each material application (and to pursue the relevant registration) and to maintain each registration of the material Intellectual Property owned by such
Grantor in its own name (except to the extent such Grantor determines that it is not commercially reasonable to do so), including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

     (g) In the event that any material Intellectual Property owned by such
Grantor in its own name is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, including, if such Intellectual Property is of material economic value, to promptly notify the Administrative Agent after it learns thereof and, to the extent in its reasonable business judgment such Grantor determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

     5.11 Vehicles. With respect to any Vehicles owned or hereafter acquired, upon the reasonable request by the Administrative Agent, all applications for certificates of title/ownership indicating the Administrative Agent's first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Administrative Agent shall deem advisable to perfect its security interests in the Vehicles.

     5.12 Letter of Credit Rights. Such Grantor shall use commercially reasonable efforts to obtain the consent of all issuers and nominated persons under letters of credit with a stated amount in excess of $100,000 with respect to which the Grantor is the beneficiary or assignee (including the letters of credit described on Schedule 8) to the assignment of the proceeds of such letters of credit to the Administrative Agent. Any payments received under such
Letters of Credit shall be payable to a Deposit Account or Securities Account with respect to which the Administrative Agent has a Control Agreement.

                         SECTION 6. REMEDIAL PROVISIONS

     6.1 Certain Matters Relating to Receivables. (a) After the occurrence of and during the continuation of an Event of Default, the Administrative Agent
shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative
Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                                                                              20

     (b) Each Grantor shall continue to collect such Grantor's Receivables in the manner deemed necessary or advisable by such Grantor. If required by the
Administrative Agent at any time after the occurrence and during the continuation of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business
Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (c) After the occurrence of and during the continuation of an Event of
Default, at the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

     6.2 Communications with Obligors; Grantors Remain Liable. (a) The
Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuation of an Event of Default communicate with obligors under the Receivables to verify with them to the
Administrative Agent's satisfaction the existence, amount and terms of any
Receivables.

     (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuation of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative
Agent.

     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the
Administrative Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the
Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any
Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b),

                                                                              21

each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted by the terms of the Credit Agreement, and to exercise all voting and organizational rights with respect to the Investment Property;
provided, however, that no vote shall be cast or organizational right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

     (b) If an Event of Default shall occur and be continuing and the
Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the
Obligations in such order as the Administrative Agent may determine, and (ii)
any or all of the Investment Property shall be registered in the name of the
Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, organizational and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such
Investment Property, and in connection therewith the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative
Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (c) Each Grantor hereby authorizes and instructs each Issuer of any
Investment Property pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing that (x)
states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying. The Administrative Agent hereby agrees that it shall not issue any "Notice of Sole Control" or similar notice to any financial institution or securities intermediary unless an Event of Default has occurred and is continuing.

     6.4 Proceeds to be Turned Over to Administrative Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all
Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such
Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral

                                                                              22

Account maintained under its sole control. All Proceeds, while held by the
Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties), shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

     6.5 Application of Proceeds. At such intervals as shall be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may, notwithstanding the provisions of Section 2.11(b)
of the Credit Agreement, apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

     First, to the Administrative Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;

     Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the
     Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured
     Parties;

     Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

     Fourth, any balance of such Proceeds remaining after the Obligations shall have been Fully Satisfied and the Commitments shall have terminated or expired shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

     6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may, and
(subject to Section 9 of the Credit Agreement) at the direction of the Required
Lenders shall, exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any
Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured

                                                                              23

Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.
Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable and documented costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the
Collateral, including, without limitation, reasonable and documented attorneys'
fees and disbursements, to the payment in whole or in part of the Obligations, in the order provided for in Section 6.5, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the
New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     6.7 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section
6.6, and if in the reasonable opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant
Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors, managers and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii)
make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each
Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the
Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities
Act.

     (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each
Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a

                                                                              24

public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do
so.

     (c) Each Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.
Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured
Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

     6.8 Waiver, Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York
UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its
Obligations and the reasonable and documented fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

                      SECTION 7. THE ADMINISTRATIVE AGENT

     7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each
Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the
Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any
     Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or contract or with respect to any other Collateral whenever payable;

                                                                              25

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may deem advisable to evidence the
     Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the
     Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative
     Agent shall direct; (2)ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
     (3)sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the
     Collateral; (4)commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the
     Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6)settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7)assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8)generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 7.1(a) to the contrary notwithstanding, the
Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                                                                              26

     (c) The reasonable and documented expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR
Loans under the Credit Agreement, from the date of payment by the Administrative
Agent to the date reimbursed by the relevant Grantor, shall be payable by such
Grantor to the Administrative Agent on demand.

     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the
Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative
Agent's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     7.3 Authorization of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each
Grantor authorizes the Administrative Agent to describe the collateral in any manner it deems appropriate or advisable, including, without limitation, describing collateral as "all personal property, whether now owned or hereafter acquired" in any such financing statements.

     7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the
Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the
Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no

                                                                              27

Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8. MISCELLANEOUS

     8.1 Amendments in Writing. None of the terms or provisions of this
Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

     8.2 Notices. All notices, requests and demands to or upon the
Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided, that any such notice, request or demand to or upon any Guarantor shall be addressed to such
Guarantor at its notice address set forth on Schedule 1.

     8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the
Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other
Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative
Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse the Administrative Agent and each Secured Party for all its reasonable and documented costs and expenses incurred in collecting against such
Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent and counsel to each Secured Party.

     (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this

                                                                              28

Agreement to the extent the Borrower would be required to do so pursuant to
Section 10.5 of the Credit Agreement.

     (d) The agreements in this Section 8.4 shall survive repayment of the
Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

     8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the
Administrative Agent and the other Secured Parties and their successors and assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

     8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative
Agent and each other Secured Party at any time and from time to time while an
Event of Default shall have occurred and be continuing, without notice to such
Grantor or any other Grantor, any such notice being expressly waived by each
Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the
Administrative Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Secured Party hereunder and claims of every nature and description of the
Administrative Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan
Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each other
Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof, provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the
Administrative Agent and each other Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Secured Party may have.

     8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                                                                              29

     8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured
Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative
Agent or any other Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan
Documents.

     8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED
IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York,
and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the
Administrative Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this
Section any special, exemplary, punitive or consequential damages.

     8.13 Acknowledgements. Each Grantor hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                                                                              30

     (b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the
Secured Parties or among the Grantors and the Secured Parties.

     8.14 Additional Grantors; Supplements to Schedules.

     (a) Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a
Grantor for all purposes of this Agreement upon execution and delivery by such
Subsidiary of an Assumption Agreement in the form of Exhibit B hereto.

     (b) The Grantors shall deliver to the Administrative Agent supplements to the Schedules to this Agreement as necessary to reflect changes thereto arising after the date hereof. Such supplements shall become part of this Agreement as of the date of delivery to the Administrative Agent in connection with a
Permitted Acquisition or any other change in circumstance in respect of the
Collateral.

     8.15 Releases. (a) (i) At such time as the Payment Obligations have been Fully Satisfied and (ii) the Obligations to any Qualified Counterparty
under or in respect of Specified Swap Agreements shall have been Fully
Satisfied, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the
Administrative Agent shall deliver to such Grantor any Collateral held by the
Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, such Collateral shall be released from the Liens created hereby without delivery of any instrument or performance of any act by any party; provided, that the
Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such
Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital
Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided, that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days (or such lesser time period as may be agreed to by the Administrative Agent) prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in

                                                                              31

connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan
Documents.

     8.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING
TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                                                                              32

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                        CLARKE AMERICAN CORP.

                                        By: /s/ Peter A. Fera, Jr.
                                            -------------------------------
                                            Name:  Peter A. Fera, Jr.
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                                        CA ACQUISITION HOLDINGS, INC.

                                        By: /s/ Todd Slotkin
                                            ------------------------------------
                                            Name:  Todd Slotkin
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        CORE SKILLS INC.

                                        By: /s/ Peter A. Fera, Jr.
                                            -------------------------------
                                            Name:  Peter A. Fera, Jr.
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                                        CLARKE AMERICAN CHECKS, INC.

                                        By: /s/ Peter A. Fera, Jr.
                                            -------------------------------
                                            Name:  Peter A. Fera, Jr.
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                      [GUARANTEE AND COLLATERAL AGREEMENT]

                                        CHECKS IN THE MAIL, INC.

                                        By: /s/ Peter A. Fera, Jr.
                                            -------------------------------
                                            Name:  Peter A. Fera, Jr.
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                                        B(2) DIRECT, INC.

                                        By: /s/ Peter A. Fera, Jr.
                                            -------------------------------
                                            Name:  Peter A. Fera, Jr.
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                      [GUARANTEE AND COLLATERAL AGREEMENT]

                                         BEAR STEARNS CORPORATE LENDING INC.,
                                         as Administrative Agent

                                         By: /s/ Victor Bulzacchelli
                                             -------------------------------
                                             Name:  VICTOR BULZACCHELLI
                                             Title: VICE PRESIDENT

                      [GUARANTEE AND COLLATERAL AGREEMENT]